SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         January 8, 2004
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                                KELLWOOD COMPANY
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               (Exact name of registrant as specified in charter)


         Delaware                      001-07340                  36-2472410
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(State of other jurisdiction          (Commission              (IRS Employer
   of incorporation)                  File Number)           Identification No.)



600 Kellwood Parkway, P.O. Box 14374, Chesterfield, Missouri       63017
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code    (314) 576-3100
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                                       N/A
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          (Former name or former address, if changed since last report)

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Item 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

         On January 8, 2004, Kellwood Company and Phat Fashions, LLC ("Phat") announced that the two parties have reached an agreement for Kellwood to acquire Phat Fashions, its licensing organization and its prized trademarks, Phat Farm(R), Baby Phat(R), and Phat(R). The purchase price for Phat was $115 million in cash. Additional cash purchase consideration will be due if Phat achieves certain specified financial performance targets in the future. Phat has an option to buyout the license from one of their significant licensees for $25 million. The Company anticipates that it will exercise that option during 2004.

         In connection with this announcement, Kellwood Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

         99.1     Press Release dated January 8, 2004 issued by Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2004                                KELLWOOD COMPANY

                                   By:   /s/ W. Lee Capps, III
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                                            W. Lee Capps, III
                                            Executive Vice President Finance and
                                            Chief Financial Officer